                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-27543, 33-29915, 33-37162, and 33-71778)
pertaining to the 1988 Incentive Equity Plan of Cliffs Drilling Company and the Registration Statement (Form S-3 No. 333-45685) and related Prospectus of Cliffs Drilling Company of our report dated February 13, 1998, with respect to the consolidated financial statements of Cliffs Drilling Company included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                       /s/ ERNST & YOUNG LLP

Houston, Texas
March 4, 1998